Pricing Supplement No. 1207BF
To underlying supplement No. 1 dated September 29, 2009,
product supplement BF dated May 9, 2011,
prospectus supplement dated September 29, 2009 and
prospectus dated September 29, 2009
Registration Statement No. 333-162195 Dated June 8, 2011; Rule 424(b)(2)

Deutsche Bank AG, London Branch
$ 6,384,000 3-Year Autocallable Securities Linked to the Russell 2000® Index due June 13, 2014
General
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The 3-Year Autocallable Securities (the “securities”) are linked to the performance of the Russell 2000® Index, and will pay a contingent coupon that accrues at a rate of 10.25% per annum only if the closing level of the Reference Underlying is equal to or greater than the Threshold Level on the relevant Observation Date, as described below. The securities will be automatically called if the closing level of the Reference Underlying is equal to or greater than the Initial Level on any Call Date, and no additional Coupon will accrue.  However, if the securities are not automatically called and a Knock-In Event does not occur on the Final Valuation Date, you will receive the return of your initial investment at maturity. If the securities are not automatically called and a Knock-In Event does occur on the Final Valuation Date, you will be fully exposed to the negative Reference Underlying Return. Investors should be willing to lose a significant portion or all of their initial investment if a Knock-In Event occurs. Any payment at maturity or upon an Automatic Call is subject to the credit of the Issuer.

•	Senior unsecured obligations of Deutsche Bank AG due on June 13, 2014
•	Denominations of $1,000 (the “Face Amount”) and minimum initial investments of $1,000
•	The securities priced on June 8, 2011 (the “Trade Date”) and are expected to settle on June 13, 2011 (the “Settlement Date”).
Key Terms
Issuer:	Deutsche Bank AG, London Branch
Issue Price:	100% of the Face Amount
Reference Underlying:	Russell 2000® Index (Ticker: RTY)
Coupon:
Coupon payments will reflect a rate of approximately 10.25% per annum, provided that no Coupon will accrue during any period in which the closing level of the Reference Underlying on the relevant Observation Date is less than the Threshold Level. Additionally, the Coupon will not accrue following an Automatic Call.

Coupon Payment Dates:
Unless previously automatically called, Coupon payments, if any, will be made on the securities in arrears on the Coupon Payment Dates as set forth in the table below. Coupon payments will not be made in any period in which the closing level of the Reference Underlying on the relevant Observation Date is less than the Threshold Level. The Observation Date and Coupon payment applicable to each Coupon Payment Date are set forth in the table below. See “Selected Purchase Considerations — Coupon Payments” in this pricing supplement for more information.

Observation Date*	Coupon Payment Date*	Coupon payment (per $1,000 Face Amount)
June 7, 2012	June 12, 2012	$102.50
June 15, 2012	June 20, 2012	$2.00
December 10, 2012	December 13, 2012	$49.25
June 10, 2013	June 13, 2013	$51.25
December 9, 2013	December 12, 2013	$51.25
June 10, 2014 (Final Valuation Date)	June 13, 2014 (Maturity Date)	$51.25
Automatic Call:
The securities will be automatically called if the closing level of the Reference Underlying is equal to or greater than the Initial Level on any Call Date. Payment of the Redemption Amount plus any accrued and unpaid Coupon for the relevant period will be made on the Call Settlement Date. No Coupon will accrue or be payable following an Automatic Call.

Redemption Amount upon Automatic Call:
If the securities are automatically called, you will be entitled to receive a Redemption Amount of $1,000 in cash per $1,000 Face Amount of securities (excluding any Coupon payment). The Call Date and Redemption Amount applicable to each Call Settlement Date are set forth in the table below.

Call Date*	Call Settlement Date*	Redemption Amount (per $1,000 Face Amount)
June 15, 2012	June 20, 2012	$1,000.00
December 10, 2012	December 13, 2012	$1,000.00
June 10, 2013	June 13, 2013	$1,000.00
December 9, 2013	December 12, 2013	$1,000.00
June 10, 2014 (Final Valuation Date)	June 13, 2014 (Maturity Date)	$1,000.00
 (Key Terms continued on next page)
Investing in the securities involves a number of risks. See “Risk Factors” in the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-4 of this pricing supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.
	Price to Public	Max. Discounts and Commissions(1)	Min. Proceeds to Us
Per Security	$1,000.00	$1.00	$999.00
Total	$6,384,000.00	$5,804.00	$6,378,196.00
(1)
For more detailed information about discounts and commissions, please see “Supplemental Underwriting Information (Conflicts of Interest)” in this pricing supplement. The securities will be sold with varying underwriting discounts and commissions in an amount not to exceed $1.00 per $1,000 Face Amount of securities.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$6,384,000.00	$741.18

Deutsche Bank Securities

June 8, 2011

(Key Terms continued from previous page)

Payment at Maturity:	If the securities are not automatically called, the payment you will receive at maturity (excluding any Coupon payment) will depend on whether a Knock-In Event has occurred.

•	If a Knock-In Event has not occurred, you will receive a cash payment per Face Amount of securities equal to the Face Amount

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If a Knock-In Event has occurred, you will lose 1% of the Face Amount of your securities for every 1% that the Final Level is less than the Initial Level and you will receive a cash payment per Face Amount of securities calculated as follows:

$1,000 + ($1,000 x Reference Underlying Return)
If the securities are not automatically called and a Knock-In Event occurs, you will lose a significant portion or all of your initial investment.
Any Payment at Maturity is subject to the credit of the Issuer.
Reference Underlying Return:	The Reference Underlying Return will be calculated as follows:

Final Level – Initial Level Initial Level

Threshold Level:	591.0300, equal to 75.00% of the Initial Level
Knock-In Event:	A Knock-In Event occurs if the Final Level is less than the Threshold Level.
Initial Level:	788.0400, the closing level of the Reference Underlying on the Trade Date
Final Level:	The closing level of the Reference Underlying on the Final Valuation Date
Trade Date:	June 8, 2011
Final Valuation Date:	June 10, 2014*
Maturity Date:	June 13, 2014*
CUSIP:	2515A1 7E 5
ISIN:	US2515A17E58
*Subject to postponement as described under "Description of Securities — Adjustments to Valuation Dates and Payment Dates" in the accompanying product supplement.

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES

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You should read this pricing supplement together with underlying supplement No. 1 dated September 29, 2009, product supplement BF dated May 9, 2011, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these securities are a part and the prospectus dated September 29, 2009. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying supplement No. 1 dated September 29, 2009:
http://sec.gov/Archives/edgar/data/1159508/000119312509200168/d424b21.pdf

•	Product supplement BF dated May 9, 2011:
http://www.sec.gov/Archives/edgar/data/1159508/000119312511132612/d424b21.pdf

•	Prospectus supplement dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000119312509200021/d424b31.pdf

•	Prospectus dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000095012309047023/f03158be424b2xpdfy.pdf

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Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this pricing supplement, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

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This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

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Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, underlying supplement, product supplement and this pricing supplement if you so request by calling toll-free 1-800-311-4409.

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You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. We will notify you in the event of any changes to the terms of the securities, and you will be asked to accept such changes in connection with your purchase of any securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the securities.

Hypothetical Examples of Amounts Payable on the Securities

The tables and hypothetical examples set forth below are for illustrative purposes only. The actual returns applicable to a purchaser of the securities will be determined on a Call Date or on the Final Valuation Date, as applicable. The following results are based solely on the hypothetical example cited below. You should consider carefully whether the securities are suitable to your investment goals.

If the securities are called:

The following table illustrates the hypothetical payments on the securities (excluding Coupon payments) upon an Automatic Call on each Call Date.
Call Date	Call Settlement Date	Redemption Amount (per $1,000 Face Amount)
June 15, 2012	June 20, 2012	$1,000.00
December 10, 2012	December 13, 2012	$1,000.00
June 10, 2013	June 13, 2013	$1,000.00
December 9, 2013	December 12, 2013	$1,000.00
June 10, 2014 (Final Valuation Date)	June 13, 2014 (Maturity Date)	$1,000.00

If the securities are called, the investor will receive a Redemption Amount of $1,000.00 (excluding Coupon payments). Payment of the Redemption Amount plus any accrued and unpaid Coupon will be made on the Call Settlement Date. No Coupon will accrue or be payable following an Automatic Call.

If the securities are not called:

The table below illustrates the hypothetical Payments at Maturity per $1,000 Face Amount of securities for a hypothetical range of performance from -100% to +100% if the securities are not subject to an Automatic Call. The hypothetical Payments at Maturity set forth below reflect the Initial Level of 788.0400 and a Threshold Level of 591.0300 (equal to 75.00% of the Initial Level). You should consider carefully whether the securities are suitable to your investment goals. The numbers appearing in the table below have been rounded for ease of analysis.

Final Level	Reference Underlying Return	Payment at Maturity (excluding Coupon payments) ($)	Return on the Securities at Maturity (%)
1,576.0800	100.00%	N/A	N/A
1,497.2760	90.00%	N/A	N/A
1,418.4720	80.00%	N/A	N/A
1,339.6680	70.00%	N/A	N/A
1,260.8640	60.00%	N/A	N/A
1,182.0600	50.00%	N/A	N/A
1,103.2560	40.00%	N/A	N/A
1,024.4520	30.00%	N/A	N/A
945.6480	20.00%	N/A	N/A
866.8440	10.00%	N/A	N/A
788.0400	0.00%	N/A	N/A
709.2360	-10.00%	$1,000.00	0.00%
630.4320	-20.00%	$1,000.00	0.00%
591.0300	-25.00%	$1,000.00	0.00%
551.6280	-30.00%	$700.00	-30.00%
472.8240	-40.00%	$600.00	-40.00%
394.0200	-50.00%	$500.00	-50.00%
315.2160	-60.00%	$400.00	-60.00%
236.4120	-70.00%	$300.00	-70.00%
157.6080	-80.00%	$200.00	-80.00%
78.8040	-90.00%	$100.00	-90.00%
0.0000	-100.00%	$0.00	-100.00%

Hypothetical Examples of Amounts Payable at Maturity

The following hypothetical examples illustrate how the returns set forth in the table above are calculated.

Example 1: The securities have not been automatically called and the Final Level of 709.2360 is less than the Initial Level 788.0400 but greater than the Threshold Level of 591.0300. Because the Final Level of 709.2360 is

greater than the Threshold Level of 591.0300, a Knock-In Event has not occurred, and the investor receives at maturity a cash payment of $1,000 per $1,000 Face Amount of securities.

Example 2: The securities have not been automatically called and the Final Level of 394.0200 is less than the Threshold Level of 591.0300. Because the Final Level of 394.0200 is less than the Threshold Level of 591.0300, a Knock-In Event has occurred and the investor loses 1.00% for every 1.00% the Final Level declines below the Initial Level.  As a result, the investor loses a significant portion of the initial investment and receives at maturity a cash payment per $1,000 Face Amount of securities, calculated as follows:

$1,000.00 + ($1,000.00 x -50.00%) = $500.00

Selected Purchase Considerations

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THE SECURITIES OFFER A HIGHER, THOUGH CONTINGENT, COUPON THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY ISSUED BY US OR AN ISSUER WITH A COMPARABLE CREDIT RATING — The securities will pay a contingent coupon that accrues at a rate of approximately 10.25% per annum only if the closing level of the Reference Underlying is equal to or greater than the Threshold Level on the relevant Observation Date. This rate may be higher than the yield received on debt securities of comparable maturity issued by us or an issuer with a comparable credit rating, but is subject to the risk of the Reference Underlying declining below the Threshold Level on an Observation Date and the resulting forfeiture of the Coupon for the entire period. Because the securities are our senior unsecured obligations, any Coupon payment or any Payment at Maturity or upon an Automatic Call is subject to the credit of the Issuer.

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POTENTIAL EARLY EXIT AS A RESULT OF AUTOMATIC CALL FEATURE — While the original term of the securities is three years, the securities will be called before maturity if the closing level of the Reference Underlying is equal to or greater than the Initial Level on any Call Date, and you will be entitled to receive a Redemption Amount of $1,000 per Face Amount of securities on the Call Settlement Date.  No Coupon will accrue or be payable following an Automatic Call.

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COUPON PAYMENTS — Unless previously automatically called, Coupon payments, if any, will be made on the securities in arrears on the Coupon Payment Dates as set forth in the table below. Coupon payments will not be made in any period in which the closing level of the Reference Underlying on the relevant Observation Date is less than the Threshold Level. The Observation Date and Coupon payment applicable to each Coupon Payment Date are set forth in the table below.

Observation Date	Coupon Payment Date	Coupon payment (per $1,000 Face Amount)
June 7, 2012	June 12, 2012	$102.50
June 15, 2012	June 20, 2012	$2.00
December 10, 2012	December 13, 2012	$49.25
June 10, 2013	June 13, 2013	$51.25
December 9, 2013	December 12, 2013	$51.25
June 10, 2014 (Final Valuation Date)	June 13, 2014 (Maturity Date)	$51.25

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RETURN LINKED TO THE PERFORMANCE OF THE RUSSELL 2000® INDEX — The return on the securities is linked to the performance of the Russell 2000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. The Index measures the composite price performance of stocks of approximately 2,000 companies domiciled in the U.S. and its territories and consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 2000® Index represents approximately 10% of the total market capitalization of the Russell 3000® Index. This is just a summary of the Russell 2000® Index. For more information on the Russell 2000® Index, including information concerning its composition, calculation methodology and adjustment policy, please see the section entitled “The Russell Indices – The Russell 2000 Index” in the accompanying underlying supplement No. 1 dated September 29, 2009.

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TAX CONSEQUENCES — You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.” Although the tax consequences of an investment in the securities are unclear, we believe that it is reasonable to treat a security for U.S. federal income tax purposes as a put option (the “Put Option”) written by you to us with respect to the Reference Underlying that is automatically terminable in circumstances where an Automatic Call occurs, secured by a cash deposit equal to the Issue Price of the security (the “Deposit”), that is also terminable in circumstances where an Automatic Call occurs.

Under this treatment, only a portion of each Coupon payment will be attributable to interest on the Deposit; the remainder will represent option premium attributable to your grant of the Put Option (“Put Premium”). We believe that it is reasonable to treat the Deposit as a “variable rate debt instrument,” with the result that interest on the Deposit will be taxed as ordinary interest income as it accrues or is paid, in accordance with your method of accounting for U.S. federal income tax purposes. Put Premium will not be taken into account prior to sale, exchange or maturity (including redemption upon an Automatic Call) of the securities. We will treat 1.48% of each Coupon payment as interest on the Deposit and 8.77% as Put Premium.

Due to the absence of authorities that directly address instruments that are similar to the securities, significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”), and the IRS or a court might not agree with the tax treatment described in this pricing supplement and the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of ownership and disposition of the securities could be affected materially and adversely.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Legislation enacted in 2010 requires certain individuals who hold “debt or equity interests” in any “foreign financial institution” that are not “regularly traded on an established securities market” to report information about such holdings on their U.S. federal income tax returns unless a regulatory exemption is provided. If you are an individual, you  should consult your tax adviser regarding this legislation.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the securities.

For a discussion of certain German tax considerations relating to the securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Reference Underlying. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement.

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YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS — If the closing level of the Reference Underlying on the Final Valuation Date is less than the Threshold Level, a Knock-In Event will have occurred. If a Knock-In Event occurs, you will lose 1.00% of the Face Amount for every 1.00% the Final Level is below the Initial Level. Accordingly, under these circumstances, you will lose a significant portion or all of your initial investment.

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YOUR RETURN ON THE SECURITIES IS LIMITED TO THE FACE AMOUNT PLUS COUPONS REGARDLESS OF ANY APPRECIATION IN THE REFERENCE UNDERLYING — The securities will not pay more than the Face Amount, plus any accrued and unpaid Coupon, at maturity or upon an Automatic Call. You will not receive the appreciation of the Reference Underlying even if the Final Level of the Reference Underlying is greater than or equal to the Initial Level. The maximum Redemption Amount upon Automatic Call or the cash equivalent of the Payment at Maturity will be $1,000 per Face Amount of securities (excluding Coupon payments), regardless of any appreciation of the Reference Underlying, which may be significant.

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NO COUPON WILL ACCRUE OR BE PAID IN ANY PERIOD IN WHICH THE CLOSING LEVEL OF THE REFERENCE UNDERLYING ON THE RELEVANT OBSERVATION DATE IS LESS THAN THE THRESHOLD LEVEL — If the closing level of the Reference Underlying on an Observation Date is less than the Threshold Level, you will receive no coupon for that entire period. You will receive coupon payments for a period only if the closing level of the Reference Underlying on the relevant Observation Date is greater than or equal to the Threshold Level. If the closing level of the Reference Underlying is below the Threshold Level on each Observation Date, you will receive no Coupon payments during the entire term of the securities.

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CREDIT OF THE ISSUER — The securities are senior unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any Coupon payments, payment at maturity or payment upon an Automatic Call, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the securities and in the event Deutsche

Bank AG were to default on its obligations you may not receive the Coupon payments, payment at maturity or payment upon an Automatic Call owed to you under the terms of the securities.

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REINVESTMENT RISK — If your securities are called early, the term of the securities may be reduced to as short as one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to the Maturity Date.

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TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES IN THE EQUITY AND EQUITY DERIVATIVE MARKETS MAY IMPAIR THE VALUE OF THE SECURITIES — We or one or more of our affiliates may hedge our exposure from the securities by entering into equity and equity derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Reference Underlying and make it less likely that you will receive a return on your investment in the securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the securities declines. We or our affiliates may also engage in trading in instruments linked to the Reference Underlying on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Reference Underlying. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, the trading strategy of investors in the securities.

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INVESTING IN THE SECURITIES IS NOT THE SAME AS INVESTING IN THE REFERENCE UNDERLYING — The return on your securities will probably not reflect the return you would realize if you directly invested in the Reference Underlying.  You will not participate in any upside performance of the Reference Underlying.

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IF THE PRICE OF THE REFERENCE UNDERLYING CHANGES, THE VALUE OF YOUR SECURITIES MAY NOT CHANGE IN THE SAME MANNER — Your securities may trade quite differently from the Reference Underlying.  Changes in the market price of the Reference Underlying may not result in a comparable change in the value of your securities.

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CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE SECURITIES PRIOR TO MATURITY — While the Payment at Maturity and Redemption Amount payable upon an Automatic Call described in this pricing supplement are based on the full Face Amount of your securities, the Issue Price of the securities includes the commissions, discounts and fees, if any, and the expected cost of hedging our obligations under the securities through one or more of our affiliates. The hedging costs also include the projected profit that the Issuer or its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the Issue Price of the securities includes these commissions and hedging costs may adversely affect the price at which the Issuer or its affiliates may be willing to purchase the securities in the secondary market, if any. In addition, the hedging activity of the Issuer or its affiliates may result in the Issuer or its affiliates receiving a profit from hedging, even if the value of the securities declines.

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NO DIVIDEND PAYMENTS OR VOTING RIGHTS — As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the component stocks included in the Reference Underlying would have.

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LACK OF LIQUIDITY — The securities will not be listed on any securities exchange. Deutsche Bank Securities Inc. (“DBSI”) may offer to purchase the securities in the secondary market but is not required to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which DBSI is willing to buy the securities.

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WE AND OUR AFFILIATES AND AGENTS MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE SECURITIES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE LEVEL OF THE REFERENCE UNDERLYING TO WHICH THE SECURITIES ARE LINKED OR THE VALUE OF THE SECURITIES — Deutsche Bank AG, its affiliates and agents publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Deutsche Bank AG, its affiliates and agents may have published research or other opinions that are inconsistent with the investment view implicit in the securities. Any research, opinions or recommendations expressed by Deutsche Bank AG, its affiliates or agents may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the Reference Underlying to which the securities are linked.

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OUR ACTIONS AS CALCULATION AGENT AND OUR HEDGING ACTIVITY MAY ADVERSELY AFFECT THE VALUE OF THE SECURITIES — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent, an affiliate of Deutsche Bank AG, will determine the Coupon payments, Final Level of the Reference Underlying and Payment at Maturity or Redemption Amount upon Automatic Call based on the closing level of the Reference Underlying in the market. The calculation agent can postpone the determination of the closing level of the Reference Underlying if a market disruption event occurs on any of the Call Dates or Observation Dates.

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MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE SECURITIES — In addition to the level of the Reference Underlying on any day, the value of the securities will be affected by a number of complex and interrelated economic and market factors that may either offset or magnify each other including:

•	whether the closing level of the Reference Underlying has been below the Threshold Level on any Observation Date;

•	the expected volatility of the Reference Underlying;

•	the time remaining to maturity of the securities;

•	the market price and dividend rate on the component stocks included in the Reference Underlying;

•	interest and yield rates in the market generally and in the markets of the component stocks included in the Reference Underlying;

•	a variety of economic, financial, political, regulatory or judicial events;

•	the composition of the Reference Underlying and any changes to the component stocks included in the Reference Underlying;

•	supply and demand for the securities; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

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PAST PERFORMANCE OF THE REFERENCE UNDERLYING IS NO GUIDE TO FUTURE PERFORMANCE — The actual performance of the Reference Underlying over the term of the securities may bear little relation to the historical levels of the Reference Underlying and may bear little relation to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Reference Underlying or whether the performance of the Reference Underlying will result in the return of any of your investment.

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THE U.S. TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCLEAR — There is no authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities described herein. If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of ownership and disposition of the securities could be affected materially and adversely. In addition, as described above under “Tax Consequences,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences,” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Historical Information

The following graph sets forth the historical performance of the Reference Underlying based on the daily closing levels of the Reference Underlying from June 8, 2006 through June 8, 2011. The closing level of the Reference Underlying on June 8, 2011 was 788.0400. We obtained the closing levels of the Reference Underlying below from Bloomberg, and we have not participated in the preparation of, or verified, such information. The historical levels of the Reference Underlying should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Reference Underlying on the Observation Dates, the Call Dates or the Final Valuation Date. We cannot give you assurance that the performance of the Reference Underlying will result in the return of any of your initial investment.

Supplemental Underwriting Information (Conflicts of Interest)

Deutsche Bank Securities Inc. (“DBSI”), acting as agent for Deutsche Bank AG, will receive a selling concession in connection with the sale of the securities of up to 0.10% or $1.00 per $1,000 Face Amount of securities. DBSI will not pay referral fees to other broker-dealers, but may pay custodial fees of up to 0.10% or $1.00 per $1,000 Face Amount of securities to certain other broker-dealers. Deutsche Bank AG will reimburse DBSI for such fees. See “Underwriting (Conflicts of Interest)” in the accompanying product supplement.

DBSI, the agent for this offering, is our affiliate. In accordance with Rule 5121 of the Financial Industry Regulatory Authority Inc. (FINRA), DBSI may not make sales in this offering to any discretionary account without the prior written approval of the customer.

Settlement

We expect to deliver the securities against payment for the securities on the Settlement Date indicated above, which will be the third business day following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than three business days after the Trade Date, purchasers who wish to transact in the securities more than three business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.